Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-203582) and Form S-8 (File No. 333-190526) of RMG Networks Holding Corporation of our report dated April 9, 2015, relating to the consolidated financial statements included in the Company’'s annual report on Form 10-K for the year ended December 31, 2014.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

March 10, 2016